CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:	Solar Thin Films, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in the foregoing Post-Effective Amendment No. 3 to Form S-B 2 Registration Statement of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated February 25, 2007 relating to the financial statements of Solar Thin Films, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
November 26, 2007